UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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AZURE MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	46-2627595 (IRS Employer Identification No.)

12377 Merit Drive, Suite 300
Dallas, Texas 75251
(Address of principal executive office and zip code)
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Units Representing Limited Partner Interests	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common units representing limited partner interests in Azure Midstream Partners, LP (the “Registrant”), formerly known as Marlin Midstream Partners, LP, is set forth under the captions “Description of the Common Units,” “Cash Distribution Policy” and “The Partnership Agreement” in the prospectus filed on May 1, 2015, by Marlin Midstream Partners pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AZURE MIDSTREAM PARTNERS, LP By: Azure Midstream Partners GP, LLC its general partner

Dated May 26, 2015	By: /s/ Eric T. Kalamaras
Name: Eric T. Kalamaras Title: Chief Financial Officer